Exhibit 99.4

INTELSAT (BERMUDA), LTD.

LETTER TO

DEPOSITORY TRUST COMPANY PARTICIPANTS

FOR

OFFER FOR ALL OUTSTANDING

$260,000,000 FLOATING RATE SENIOR NOTES DUE JUNE 15, 2013

IN EXCHANGE FOR

REGISTERED

$260,000,000 FLOATING RATE SENIOR NOTES DUE JUNE 15, 2013

AND

$600,000,000 FLOATING RATE SENIOR NOTES DUE JANUARY 15, 2015

IN EXCHANGE FOR

REGISTERED

$600,000,000 FLOATING RATE SENIOR NOTES DUE JANUARY 15, 2015

AND

$1,330,000,000 11 1/4% SENIOR NOTES DUE JUNE 15, 2016

IN EXCHANGE FOR

REGISTERED

$1,330,000,000 11 1/4% SENIOR NOTES DUE JUNE 15, 2016

AND

$750,000,000 9 1/4% SENIOR NOTES DUE JUNE 15, 2016

IN EXCHANGE FOR

REGISTERED

$750,000,000 9 1/4% SENIOR NOTES DUE JUNE 15, 2016

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Depository Trust Company Participants:

We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by Intelsat (Bermuda), Ltd. (the “Company”), Intelsat, Ltd. (“Intelsat”), Intelsat Subsidiary Holding Company, Ltd. (“Intelsat Sub Holdco”), Intelsat Holdings LLC (“Holdings LLC”), Intelsat LLC (“Intelsat LLC”), Intelsat Global Sales & Marketing Ltd. (“IGS&M”), Intelsat USA Sales Corp. (“Intelsat Sales”), Intelsat USA License Corp. (“Intelsat License”), Intelsat Global Service Corporation (“IGSC”) and Intelsat UK Financial Services Ltd. (together with Intelsat, Intelsat Sub Holdco, Holdings LLC, Intelsat LLC, IGS&M, Intelsat Sales, Intelsat License and IGSC, the “Guarantors”) to exchange up to $260,000,000 aggregate principal amount of their Floating Rate Senior Notes due 2013 (the “2013 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $260,000,000 aggregate principal amount of their outstanding Floating Rate Senior Notes due 2013 (the “Original 2013 Notes”), to exchange up to $600,000,000 aggregate principal amount of their Floating Rate Senior Notes due 2015 (the “Refinancing Notes”), which have been registered under the Securities Act, for up to $600,000,000 aggregate principal amount of their outstanding Floating Rate Senior Notes due 2015 (the “Original Refinancing Notes”), to exchange up to $1,330,000,000 aggregate principal amount of their 11 1/4% Senior Notes due 2016 (the “2016 Notes”), which have been registered under the Securities Act, for up to $1,330,000,000 aggregate principal amount of their outstanding 11 1/4% Senior Notes due 2016 (the “Original 2016 Notes”), and to exchange up to $750,000,000 aggregate principal amount of their 9 1/4% Senior Notes due 2016 and the related guarantees (the “Guaranteed Notes” and, together with the 2013 Notes, the Refinancing Notes and the 2016 Notes, the “New Notes”), which have been registered under the Securities Act, for up to $750,000,000 aggregate principal amount of their outstanding 9 1/4% Senior Notes due 2016 and the related guarantees (the “Original Guaranteed Notes” and, together with the Original 2013 Notes, the Original Refinancing Notes and the Original 2016 Notes, the “Original Notes”), upon the terms and subject to the conditions set forth in the Company’s and the Guarantors’ Prospectus dated                     , 2007 and the related Letter of Transmittal.

We are enclosing copies of the following documents:

1.	Prospectus dated , 2007;

2.	Letter of Transmittal;

3.	Notice of Guaranteed Delivery;

4.	Letter to Clients (of the Registered Holder); and

5.	Instruction to Registered Holder from Beneficial Owner (“Instruction Letter”).

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on              , 2007, unless extended by the Company.

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Original Notes (a “Holder”) will represent to the Company that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Brown & Wood LLP no-action letter (available February 7, 1997), the Shearman & Sterling no-action letter (available July 2, 1993), the K-III Communications Corporation no-action letter (available May 14, 1993), the Morgan Stanley & Co., Incorporated no-action letter (available June 5, 1991) or the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission and (v) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an “affiliate” of the Company, as defined under Rule 405 under the Securities Act. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Original Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction Letter contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations and warranties.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of Original Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

Any inquiries you may have relating to the Exchange Offer and additional copies of the enclosed materials may be obtained from the Exchange Agent at:

By Registered and Certified Mail	By Overnight Courier or Regular Mail	By Hand Delivery
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building – 12th Floor Minneapolis, MN 55402

By Facsimile Transmission: (612) 667-6282

By Telephone: (800) 344-5128

Very truly yours,

INTELSAT (BERMUDA), LTD.